Exhibit 5(a)

Marian M. Durkin

Senior Vice President, General Counsel,

Corporate Secretary and Chief Compliance Officer

May 13, 2019

Avista Corporation

1411 East Mission Avenue

Spokane, Washington 99202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I am a Senior Vice President, the General Counsel, the Corporate Secretary and the Chief Compliance Officer of Avista Corporation, a Washington corporation (the “Company”), and, together with Pillsbury Winthrop Shaw Pittman LLP, am acting as counsel to the Company in connection with the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of an indeterminate amount of the following securities of the Company: (a) mortgage bonds (“Bonds”), (b) unsecured senior or subordinated notes (“Notes”), (c) shares of preferred stock, without par value (“Preferred Stock”) and (d) shares of common stock, without par value (“Common Stock”). The Bonds, the Notes, the Preferred Stock and the Common Stock are collectively referred to herein as the “Securities”. The Bonds will be issued under the Mortgage and Deed of Trust dated as of June 1, 1939 between the Company (formerly known as The Washington Water Power Company) and Citibank, N.A., (ultimate successor to City Bank Farmers Trust Company, as trustee, as heretofore amended and supplemented and to be supplemented by a supplemental indenture establishing series of Bonds and setting forth the terms thereof (as so amended and supplemented, the “Mortgage”). The Notes will be issued under the Indenture, dated as of April 1, 1998, between the Company and The Bank of New York Mellon (ultimate successor in trust to the Chase Manhattan Bank), as trustee, as heretofore supplemented and to be supplemented by an officer’s certificate establishing series of Notes and setting forth the terms thereof (as so supplemented, the “Indenture”).

I have reviewed and am familiar with such corporate proceedings and other matters as I have deemed necessary for the opinions expressed in this letter. In such review, I have assumed that the signatures on all documents examined by us are genuine, which assumption we have not independently verified. I have also assumed that the Mortgage and the Indenture are valid and legally binding agreements of the and enforceable against the respective trustees thereunder. I note that, as contemplated below, prior to the issuance by the Company of any of the Securities, further action by (a) the Company’s Board of Directors or a duly authorized committee thereof (such Board or committee being herein referred to as the “Board”) and (b) the Washington Utilities and Transportation Commission, the Idaho Public Utilities Commission and the Public Utility Commission of Oregon (collectively, the “State Utility Commissions”) may be required to authorize such issuance.

Avista Corporation

May 13, 2019

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, I am of the opinion that

1.

With respect to any Bonds, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of a series of Bonds, the terms of the offering and related matters, (b) the State Utility Commissions have duly authorized the issuance by the Company of such Bonds and (c) such Bonds have been executed and authenticated in accordance with the Mortgage and issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the authorizations of the Board and the State Utility Commissions, such Bonds will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

With respect to any Notes, when (a) the Board has taken all necessary corporate action to establish the terms of a series of Notes, the terms of the offering and related matters, (b) the State Utility Commissions have duly authorized the issuance by the Company of such Notes and (c) such Notes have been executed and authenticated in accordance with the Indenture and issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the authorizations of the Board and the State Utility Commissions, such Notes will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

With respect to any Preferred Stock, when (a) the Board has taken all necessary corporate action to establish the terms of a series of Preferred Stock, the terms of the offering and related matters (b) the State Utility Commissions have duly authorized the issuance by the Company of shares of such series of Preferred Stock, (c) the Company has filed with the Secretary of State of the State of Washington articles of amendment to the Company’s Restated Articles of Incorporation, as amended, conforming to the Business Corporation Act of the State of Washington regarding such series of Preferred Stock and (d) certificates representing such shares of such series of Preferred Stock have been duly executed and countersigned and such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the authorizations of the Board and the State Utility Commissions, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

4.

With respect to up to a total of 4,580,199 shares of Common Stock to be issued and sold pursuant to a periodic offering program evidenced by one or more sales agency agreements, each with an investment banking firm as sales agent, including sales to any such sales agent as principal in addition to sales through such sales agent as agent (a “Periodic Offering Program”), when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the authorizations of the Board and the State Utility Commissions, such shares of Common Stock will be legally issued, fully paid and nonassessable.

Avista Corporation

May 13, 2019

5.

With respect to any Common Stock to be issued and sold otherwise than pursuant to the Periodic Offering Program, when (a) the Board or the Finance Committee of the Board has taken all necessary corporate action to approve the issuance of such Common Stock and establish the terms of the offering and related matters, (b) the State Utility Commissions have duly authorized the issuance by the Company of such Common Stock and (c) such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the authorizations of the Board and the State Utility Commissions, such shares of Common Stock will be legally issued, fully paid and non-assessable.

My opinions set forth in paragraphs 1 and 2 above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) requirements of reasonableness, good faith, fair dealing and materiality.

In connection with the opinions expressed above, I have also assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement and any amendments thereto will be effective under the Act, a prospectus supplement to the prospectus forming a part of the Registration Statement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby, the authorization of such Security will not have been modified or rescinded by the Board or any of the State Utility Commissions, the exemptive order of the Montana Public Service Commission shall not have been modified or rescinded and the Company shall continue to satisfy the conditions thereof, and there will not have occurred any change in law affecting the validity or enforceability of such Security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

I am a member of the Bar of the State of Washington, and my opinions set forth in this letter are limited to the law of the State of Washington and, subject to the assumptions, qualifications and limitations expressed below, the law of the States of Idaho, Montana and Oregon, in each case as in effect on the date hereof, and I express no opinion as to the law of any other jurisdiction. To the extent that such opinions relate to or are dependent upon matters governed by the law of the State of Idaho, Montana or Oregon, I have examined the applicable law of such State and have consulted other counsel to the Company admitted to practice in such State whom I consider competent. To the extent that such opinions are dependent upon matters governed by the law of the State of New York, I have relied upon the corresponding opinions expressed in the letter delivered to you by Pillsbury Winthrop Shaw Pittman LLP, which is being filed as Exhibit 5(b) to the Registration Statement, subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such letter.

Avista Corporation

May 13, 2019

I hereby consent to the filing of this opinion letter as Exhibit 5(a) to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Marian M. Durkin, Esq.